Exhibit 23.2

Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm

We consent to the use of our report dated February 4, 2005, with respect to the financial statements of SouthStar Energy Services LLC (not included separately herein) included in AGL Resources, Inc.’s Annual Report (Form 10-K/A) for the year ended December 31, 2005 and to the incorporation by reference of such report in the following registration statements of AGL Resources, Inc.:

(1) Form S-3 (File No. 333-22867)
(2) Form S-3 (File No. 333-119921)
(3) Form S-8 (File No. 33-50301)
(4) Form S-8 (File No. 33-62155)
(5) Form S-8 (File No. 333-01519)
(6) Form S-8 (File No. 333-02353)
(7) Form S-8 (File No. 333-26961)
(8) Form S-8 (File No. 333-26963)
(9) Form S-8 (File No. 333-86983)
(10) Form S-8 (File No. 333-86985)
(11) Form S-8 (File No. 333-86987)
(12) Form S-8 (File No. 333-75524)
(13) Form S-8 (File No. 333-97121)
(14) Form S-8 (File No. 333-104701)
(15) Form S-8 (File No. 333-115044)
(16)  Form S-8 (File No. 333-127161)

/s/ Ernst & Young LLP

Atlanta, Georgia
May 31, 2006